U7UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 8, 2009
__________________________

FIREPOND, INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	000-28515	20-3446646
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Civic Center Plaza, Suite 310, Mankato, Minnesota  56001
 (Address of Principal Executive Offices) (Zip Code)

(507) 388-0400
(Registrant’s telephone number,
including area code)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.   Financial Information.

Item 2.02 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(a) On January 5, 2009, the Company certified that an Event of Default has occurred pursuant to the Company’s Amended and Restated Senior Secured Convertible Notes due December 2009 (the “Exchanged CAP Notes”) and the Company’s Amended and Restated Senior Secured Subordinated Notes due July 2009 (the “Exchanged Bridge Notes”).

On January 8, 2009, the Registrant received a letter from counsel for FP Tech Holdings, LLC (“FP Tech”), an affiliate of Acclaim Financial Group (“AFG”), and the holder of approximately 72% of the Registrant’s common stock and approximately 60% of the Exchanged CAP Notes, declaring an Event of Default has occurred under the Exchanged CAP Notes due to, among other things, the Company’s failure to meet the minimum “Consolidated EBITDA” as set forth in Section (4)(a)(xi) of the Exchanged CAP Notes.   As a consequence, FP Tech declared all amounts due and owing under the Exchanged CAP Notes immediately due and payable.  FP Tech also stated that it may exercise any and all of its rights and remedies including, without limitation, proceeding to foreclose on its collateral pursuant to Article 9 of the Uniform Commercial Code.

As of the date of this report, the outstanding principal amount of the Exchanged CAP Notes is $5,264,000.  The outstanding principal amount of the Exchanged Bridge Notes is $3,921,643.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit index.

Exhibit No.	Description
99.1	Letter, dated January 8, 2009, from counsel for FP Tech providing Registrant with Notice of Default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIREPOND, INC.

Date: January 13, 2009	By:	/s/ Stephen Peary
Stephen Peary
Vice President, General Counsel